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                                        BYLAWS
                                          OF
                                 IBS FINANCIAL CORP.

                 (AMENDED AND RESTATED EFFECTIVE AS OF JULY 19, 1996)

                                 ARTICLE I.  OFFICES

    1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of IBS Financial Corp. ("Corporation") shall be located in the State of New Jersey at 1909 East Route 70, Cherry Hill, New Jersey 08003, or at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

    1.2 OTHER OFFICES. The Corporation may have other offices within or outside the State of New Jersey at such place or places as the Board of Directors may from time to time determine.


                         ARTICLE II.  STOCKHOLDERS' MEETINGS

    2.1 MEETING PLACE. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

    2.2 ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Friday of January at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

    2.3 ORGANIZATION. Each meeting of the stockholders shall be presided over by the Chairman of the Board or by the President, or if neither the Chairman nor the President is present, by an Executive or Senior Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

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    2.4  SPECIAL MEETINGS.  Special Meetings of the Stockholders of the Company
shall be called and held as provided in the Company's Certificate of Incorporation, which provision is incorporated herein by reference with the same effect as if it were set forth herein.

    2.5 NOTICE. Notice of the time, place and purpose or purposes of the annual meeting or a special meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than sixty days prior to the meeting, to each stockholder of record entitle to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat (unless a new record date if fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

    2.6 VOTING RECORD. At least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any stockholder.

    2.7 QUORUM. Except as otherwise provided by these Bylaws, the Certificate of Incorporation or the Business Corporation Act of New Jersey:

         (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

         (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

    2.8  VOTING OF SHARES.

         (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation or the Business Corporation Act of New Jersey, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

         (b) Stockholders shall not be permitted to cumulate their votes for the election of directors. For the purposes of this Section, cumulative voting means a stockholder's

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    ability to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

         (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

    2.9 FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

    2.10 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    2.11 WAIVER OF NOTICE. A waiver of any notice required to be given any stockholder, signed in person or by proxy of the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

    2.12 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the written agreement, if any, which governs the manner in which such shares shall be voted shall control, or if a written agreement does not exist, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. If a majority of votes is not present at the meeting in person or by proxy, the shares shall be divided equally among those persons in whose names the ownership of the stock stands.

    2.13 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation

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may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    2.14 INSPECTORS. For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspector(s) shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on the matters voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.


                             ARTICLE III.  CAPITAL STOCK

    3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman or Vice Chairman of the Board or President or a Vice President, and may be countersigned by the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

         (a) that the Corporation is organized under the laws of the State of New Jersey;

         (b)  the name of the person to whom issued;

         (c) the number and class of shares and the designation of the series, if any, which such certificate represents;

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         (d)  that the Corporation will furnish to any stockholder upon request and without charge, a full statement of (i) the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and (ii) the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.

    3.2  TRANSFERS.

         (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued, the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

         (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

    3.3  REGISTERED OWNER.   Registered stockholders shall be treated by the
Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of New Jersey. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

         (a)  The classification of stockholder who may certify;

         (b)  The purpose or purposes for which the certification may be made;

         (c)  The form of certification and information to be contained herein;

         (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

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         (e)  Such other provisions with respect to the procedure as are deemed necessary or desirable.

    Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

    3.4  MUTILATED, LOST OR DESTROYED CERTIFICATES.   In case of any
mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

    3.5  FRACTIONAL SHARES OR SCRIP.   The Corporation may (a) issue fractions
of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

    3.6  SHARES OF ANOTHER CORPORATION.     Shares owned by the Corporation in
another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                            ARTICLE IV. BOARD OF DIRECTORS

    4.1  POWERS.   The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Certificate of Incorporation, all powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by law or by these Bylaws or the Certificate of Incorporation.

    4.2  NUMBER AND ELECTION OF DIRECTORS.

         (a) The Board of Directors shall be divided into four classes as nearly equal in number as possible. At the first annual meeting of stockholders following the effective date of the Corporation's Certificate of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors

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of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, directors of the fourth class shall be elected to hold office for a term expiring at the fourth succeeding annual meeting, and, with respect to directors of each class, until their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the fourth succeeding annual meeting of stockholders and until their respective successors are elected and qualified. Directors need not be stockholders or residents of the State of New Jersey.

         (b) The number of directors of the Corporation that shall constitute the initial Board of Directors shall be seven. The number of directors may at any time be increased or decreased by the affirmative vote of two-thirds of the Whole Board of Directors and a majority of the Continuing Directors, as such capitalized terms are defined in Article 8.1 of the Corporation's Certificate of Incorporation, provided that no decrease shall have the effect of shortening the term of any incumbent director (except as provided in Section 4.4 hereunder). Notwithstanding anything to the contrary contained in these Bylaws, the number of Directors may not be less than five nor more than fifteen.

    4.3  VACANCIES.     All vacancies in the Board of Directors, whether caused
by resignation, death or otherwise, shall be filled in the manner provided in the Corporation's Certificate of Incorporation.

    4.4  REMOVAL OF DIRECTORS.    Directors may only be removed in the manner
provided in the Corporation's Certificate of Incorporation.

    4.5  REGULAR MEETING.    Regular meetings of the Board of Directors or any
committee may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of New Jersey, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders. Notice of all regular meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

    4.6  SPECIAL MEETINGS.

         (a) Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to

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each director by five days' service of the same by telegram, by letter or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

         (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

    4.7  QUORUM AND ACTION BY BOARD.   A majority of the Board of Directors
shall be necessary at all meetings to constitute a quorum for the transaction of business. Any action approved by a majority of the votes of Directors present at a meeting at which a quorum is present shall be the act of the Board of any committee thereof.

    4.8  WAIVER OF NOTICE.   Attendance of a director at a meeting shall
constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

    4.9  REGISTERING DISSENT.     A director who is present at a meeting of the
Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    4.10 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may appoint an Executive Committee and the Board of Directors or the Chairman of the Board may appoint such other standing or special committees of the Board from its members from time to time and invest such committees with such powers as are deemed appropriate, subject to such conditions as are deemed appropriate may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Certificate of Incorporation or these Bylaws, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or such other matters that are reserved by the Business Corporation Act of New Jersey to the Board of Directors. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and

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the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

    4.11 REMUNERATION. Directors, as such, may receive a stated salary for their services in the form of a retainer. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

    4.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or which may be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

    4.13 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                                 ARTICLE V.  OFFICERS

    5.1 DESIGNATIONS. The officers of the Corporation shall be a President, a Chief Executive Officer, a Secretary and a Treasurer, and such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

    5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

    5.3 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

    5.4 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board for the unexpired portion of the term.

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    5.5  OTHER OFFICERS.  Directors may appoint such other officers and agents as they shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    5.6 TERM - REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    5.7 BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                          ARTICLE VI.  DIVIDENDS AND FINANCE

    6.1 DIVIDENDS. Dividends may be declared by the Board of Directors and paid by the Corporation out of the unreserved and unrestricted earned surplus of the Corporation, subject to the conditions and limitations imposed by the State of New Jersey. The stock transfer books may be closed for the payment of dividends during such periods of not in excess of sixty days, as from time to time may be fixed by the Board of Directors. The Board or Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business on any business day not more than sixty days prior to the date on which the dividend is paid.

    6.2 RESERVES. Before making up any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

    6.3 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

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                                ARTICLE VII.  NOTICES

    Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his or her last known address in the records of the Corporation, with postage thereon prepaid.


                                 ARTICLE VIII.  SEAL

    The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.


                            ARTICLE IX.  BOOKS AND RECORDS

    The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                                ARTICLE X.  AMENDMENTS

    These Bylaws may be altered, amended or repealed in the manner set forth in the Certificate of Incorporation.

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